Exhibit 10.2

AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment No. 1 dated as of March 15, 2019 (this “Amendment”) to the Third Amended and Restated Employment Agreement (the “Agreement”), effective as of November 1, 2017, by and between Genie Energy Ltd., a Delaware corporation (the “Company”), and Howard S. Jonas (the “Executive”), modifies the terms of the Agreement as set forth herein.

WITNESSETH

WHEREAS, Company and Executive desire to modify the terms and conditions of the Agreement on the terms set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 6(b)(i) of the Agreement is replaced in its entirety with the following:

In addition, from and after March 15, 2019 through the end of the Base Term, Executive’s  cash base salary shall be ONE HUNDRED THOUSAND DOLLARS ($100,000) per annum, payable in accordance with the Company’s standard payroll practices, less applicable taxes and customary withholdings.

All other terms and conditions of the Agreement remain unchanged by this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

GENIE ENERGY LTD.

/s/ Michael Stein
Name: Michael Stein
Title: Chief Executive Officer

/s/ Howard S. Jonas
Howard S. Jonas

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